UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2006

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective December 9, 2006, Black Hills Corporation (the “Registrant”) entered into a Severance and Release Agreement (the “Separation Agreement”) with Russell L. Cohen, former Senior Vice President and Chief Risk Officer of the Registrant, in connection with his October 11, 2006 resignation from the Registrant. Under the Separation Agreement, the Registrant will pay Mr. Cohen a sum equal to two hundred thirty five thousand dollars ($235,000.00) (“Severance Amount”), less applicable withholding and deductions, three months of medical/health insurance coverage and a $2,000 allowance for outplacement services. In consideration of receiving the Severance Amount, Mr. Cohen gave the Registrant a release containing customary terms and conditions.

The Separation Agreement is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Severance and Release Agreement between Russell L. Cohen and Black Hills Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: December 11, 2006

Exhibit Index

Exhibit No.	Description

10	Severance and Release Agreement between Russell L. Cohen and Black Hills Corporation

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